UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011 (July 25, 2011)

Cardtronics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2011, concurrent with the closing of the EDC acquisition (as further described in Item 2.01 below), Cardtronics, Inc. (the “Company”) expanded the borrowing capacity under its existing revolving credit facility governed by the Credit Agreement among the Company, the subsidiary guarantors party thereto,  the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Amended Credit Agreement”) from $175.0 million to $250.0 million and extended the term of the facility by one year through July 15, 2016. In addition, the Amended Credit Agreement includes an accordion feature whereby the facility can be extended to up to $325.0 million under certain conditions. The Amended Credit Agreement also modifies certain pricing terms and restrictive covenants.

A copy of the Amended Credit Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which will be filed with the SEC within the next 15 days.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 21, 2011, the Company announced that Cardtronics USA, Inc., its wholly-owned subsidiary, had entered into a Securities Purchase Agreement (the “Agreement”) by and among the Purchaser, Efmark Deployment I, Inc. (“Efmark”), EDC ATM Subsidiary, LLC (“EDC ATM” and, together with Efmark, the “Purchased Companies”), and EDC Holding Company, LLC (the “Seller”), to purchase all of the outstanding securities of EDC ATM and Efmark (collectively, the “EDC Securities”) from the Seller. The significant terms of the Agreement were previously reported in the Current Report on Form 8-K filed by the Company on June 21, 2011.

On July 25, 2011, the Cardtronics USA, Inc. completed the transaction in accordance with the terms and conditions of the Agreement. The cash purchase price of $145.0 million was funded through borrowings under the Company’s amended credit facility, as described in Item 1.01 above. A portion of the purchase price was used to repay all outstanding indebtedness of the Purchased Companies at closing. The purchase price may be adjusted in the future for working capital and other similar adjustments.

As a result of the Agreement, the Company gained ownership and control over the operation of over 3,700 ATMs across 47 states, with the majority of the ATMs located in high-traffic convenience store locations.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copy of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to provide the financial statements for the periods specified in Rule 3-05(b) of Regulation S-X under cover of a Current Report on Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Current Report on Form 8-K/A within the time allowed for such filings by Item 9.01(b)(2) of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated as of June 19, 2011, by and among Cardtronics USA, Inc., Efmark Deployment I, Inc., EDC ATM Subsidiary, LLC, and EDC Holding Company, LLC.
99.1	Press Release dated July 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date: July 26, 2011	By: /s/ J. CHRIS BREWSTER
Name:  J. Chris Brewster
Title:  Chief Financial Officer